Exhibit 99.2

Teradyne, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 14, 2008, Teradyne, Inc. (“Teradyne”) completed its acquisition of Eagle Test Systems, Inc. (“Eagle Test”). Teradyne acquired all of the outstanding shares of common stock of Eagle Test, at a price of $15.65 per share in cash. On January 24, 2008, Teradyne completed its acquisition of Nextest Systems Corporation (“Nextest”). Teradyne acquired all of the outstanding shares of common stock of Nextest, at a price of $20.00 per share in cash. For the purpose of these unaudited pro forma condensed combined financial statements, the acquisitions are assumed to have occurred as of January 1, 2007 with respect to the unaudited pro forma condensed combined statements of operations and as of September 28, 2008, for the Eagle Test acquisition, with respect to the unaudited pro forma condensed combined balance sheet.

Teradyne, Eagle Test and Nextest have different fiscal year ends, which end on December 31, September 30 and the last Saturday in June, respectively. As a result, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2007;

•	the unaudited historical condensed consolidated statements of operations of Nextest for the four fiscal quarters ended December 29, 2007; and

•	the unaudited historical condensed consolidated statements of net income of Eagle Test for the four fiscal quarters ended December 31, 2007.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 28, 2008 has been derived from:

•	the unaudited historical consolidated statement of operations of Teradyne for the nine months ended September 28, 2008;

•	the unaudited historical condensed consolidated statement of operations of Nextest for the period December 30, 2007 to January 24, 2008; and

•	the unaudited historical condensed consolidated statements of net income of Eagle Test for the three fiscal quarters ended September 30, 2008.

The unaudited pro forma condensed combined balance sheet as of September 28, 2008 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of September 28, 2008; and

•	the audited historical consolidated balance sheet of Eagle Test as of September 30, 2008.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Eagle Test acquisition, the actual amounts recorded for the Eagle Test acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess purchase price over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized. Teradyne expects to finalize the purchase price allocation in the second quarter of fiscal 2009. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transactions. The nonrecurring charges resulting from the acquisition transactions include in-process research and development, fair value of acquired inventory and investment advisory and legal costs.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisitions and cash payments been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne, Eagle Test and Nextest included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

Teradyne, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 28, 2008

(in thousands)

	September 28, 2008 Teradyne Historical	September 30, 2008 Eagle Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$292,573	$51,916	$(270,704	)A	$73,785
Marketable securities	15,502	39,410	—		54,912
Accounts receivable, net	193,870	19,937	—		213,807
Inventories
Parts	43,162	14,248	—		57,410
Assemblies in process	46,780	2,443	643	B	49,866
Finished goods	30,705	15,750	11,853	C	58,308

Net inventories	120,647	32,441	12,496		165,584
Deferred tax assets	30,814	5,255	(5,255	)D	30,814
Prepayments and other current assets	44,088	2,540	—		46,628

Total current assets	697,494	151,499	(263,463)		585,530
Property, plant and equipment, at cost	758,879	28,669	7,036	E	794,584
Less: accumulated depreciation	463,711	14,904	4,661	E	483,276

Net property, plant and equipment	295,168	13,765	2,375		311,308
Marketable securities	159,901	27,535	—		187,436
Goodwill	242,521	—	91,236	F	333,757
Intangible assets, net	91,559	—	102,400	F	193,959
Other assets	25,102	967	2,342	G	28,411
Retirement plans assets	48,854	—	—		48,854

Total assets	$1,560,599	$193,766	$(65,110)		$1,689,255

LIABILITIES
Current liabilities:
Accounts payable	$64,206	$4,020	$—		$68,226
Accrued employees’ compensation and withholdings	62,664	6,354	4,205	H	73,223
Deferred revenue and customer advances	67,794	4,435	(3,435	)I	68,794
Other accrued liabilities	54,800	4,841	—		59,641
Accrued income taxes	238	32	—		270
Debt	—	—	100,000	J	100,000

Total current liabilities	249,702	19,682	100,770		370,154
Retirement plans liabilities	74,958	—	—		74,958
Deferred tax liabilities	21,351	—	—		21,351
Long-term other accrued liabilities	27,056	451	1,736	K	29,243

Total liabilities	373,067	20,133	102,506		495,706

SHAREHOLDERS’ EQUITY
Common stock	21,133	231	(231	)L	21,133
Additional paid-in capital	1,113,319	176,586	(170,069	)L	1,119,836
Accumulated other comprehensive loss	(44,134)	(1,466)	1,466	L	(44,134)
Retained earnings (accumulated deficit)	97,214	(1,718)	1,218	L	96,714

Total shareholders’ equity	1,187,532	173,633	(167,616)		1,193,549

Total liabilities and shareholders’ equity	$1,560,599	$193,766	$(65,110)		$1,689,255

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2007

(In thousands, except per share data)

	Teradyne Historical For the Year Ended December 31, 2007	Nextest Historical For the Four Fiscal Quarters Ended December 29, 2007	Eagle Historical For the Four Fiscal Quarters Ended December 31, 2007	Nextest Pro Forma Adjustments		Eagle Pro Forma Adjustments		Pro Forma Combined
Net revenues:
Products	$861,583	$84,867	$84,985					$1,031,435
Services	240,697	5,467	7,961					254,125

Total net revenues	1,102,280	90,334	92,946					1,285,560
Cost of revenues:
Cost of products	430,464	41,360	34,210					506,034
Cost of services	158,383	3,070	1,603					163,056

Total cost of revenues	588,847	44,430	35,813					669,090

Gross profit	513,433	45,904	57,133					616,470
Operating expenses:
Engineering and development	204,344	11,968	9,835	—		—		226,147
Selling and administrative	248,096	28,784	34,355	(1,419	)M	—		309,816
Acquired intangible asset amortization	3,667	—		17,176	N	13,320	Q	34,163
In-process research and development	16,700	—	—	—		—		16,700
Restructuring and other, net	(659)	—	—	—		—		(659)

Total operating expenses	472,148	40,752	44,190	15,757		13,320		586,167

Income (loss) from operations	41,285	5,152	12,943	(15,757)		(13,320)		30,303
Interest income	35,893	3,602	4,649	(18,695	)O	(13,535	)R	11,914
Interest expense and other	2,065	(77)	71	—		(6,467	)S	(4,408)

Income (loss) from continuing operations before income taxes	79,243	8,677	17,663	(34,452)		(33,322)		37,809
Provision (benefit) for income taxes	7,360	2,881	5,495	328	P	(143	)P	15,921

Income (loss) from continuing operations	$71,883	$5,796	$12,168	$(34,780)		$(33,179)		$21,888

EARNINGS PER SHARE INFORMATION:
Income from continuing operations per common share:
Basic	$0.39							$0.12
Diluted	$0.39							$0.11
Weighted average common shares (in 000s):
Basic	184,020							184,020
Diluted	185,374			3,138	T	2,731	U	191,243

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 28, 2008

(In thousands, except per share data)

	Teradyne Historical For the Nine Months Ended September 28, 2008	Nextest Historical For the Period of December 30, 2007 to January 24, 2008	Eagle Historical For the Nine Months Ended September 30, 2008	Nextest Pro Forma Adjustments		Eagle Pro Forma Adjustments		Pro Forma Combined
Net revenues:
Products	$710,624	$9,107	$96,977	$—		$—		$816,708
Services	201,651	624	6,184	—		—		208,459

Total net revenues	912,275	9,731	103,161					1,025,167
Cost of revenues:
Cost of products	373,337	4,378	37,425	(4,345	)V	—		410,795
Cost of services	118,657	265	1,486	—		—		120,408

Total cost of revenues	491,994	4,643	38,911	(4,345)		—		531,203

Gross profit	420,281	5,088	64,250	4,345		—		493,964
Operating expenses:
Engineering and development	164,272	1,072	9,846	—		—		175,190
Selling and administrative	189,298	7,257	29,854	(5,651	)W	—		220,758
Acquired intangible asset amortization	13,671	—	—	1,123	N	9,765	Q	24,559
In-process research and development	1,100	—	—	(1,100	)X	—		—
Restructuring and other, net	53,100	—	2,032	—		(2,032	)Y	53,100

Total operating expenses	421,441	8,329	41,732	(5,628)		7,733		473,607

Income (loss) from operations	(1,160)	(3,241)	22,518	9,973		(7,733)		20,357
Interest income	10,284	314	2,838	(758	)O	(4,670	)R	8,008
Interest expense and other	(5,865)	(6)	(37)	—		(4,850	)S	(10,758)

Income (loss) from continuing operations before income taxes	3,259	(2,933)	25,319	9,215		(17,253)		17,607
Provision (benefit) for income taxes	13,270	(35)	9,549	924	P	(71	)P	23,637

Income (loss) from continuing operations	$(10,011)	$(2,898)	$15,770	$8,291		$(17,182)		$(6,030)

EARNINGS PER SHARE INFORMATION:
Loss from continuing operations per common share:
Basic	$(0.06)							$(0.04)
Diluted	$(0.06)							$(0.04)
Weighted average common shares (in 000s):
Basic	171,058							171,058
Diluted	171,058			—	Z	—	Z	171,058

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Teradyne, Inc. (“Teradyne”), Eagle Test Systems, Inc. (“Eagle Test”) and Nextest Systems Corporation (“Nextest”) after giving effect to Teradyne’s acquisition of Eagle Test and Nextest and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Teradyne acquired all of the outstanding shares of Eagle Test on November 14, 2008. Teradyne acquired all of the outstanding shares of Nextest on January 24, 2008.

For the purpose of these unaudited pro forma condensed combined financial statements, the acquisitions are assumed to have occurred as of January 1, 2007 with respect to the unaudited pro forma condensed combined statements of operations and as of September 28, 2008, for the Eagle Test acquisition, with respect to the unaudited pro forma condensed combined balance sheet.

Teradyne, Eagle Test and Nextest have different fiscal year ends, which end on December 31, September 30 and the last Saturday in June, respectively. As a result, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2007;

•	the unaudited historical condensed consolidated statements of operations of Nextest for the four fiscal quarters ended December 29, 2007; and

•	the unaudited historical condensed consolidated statements of net income of Eagle Test for the four fiscal quarters ended December 31, 2007.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 28, 2008 has been derived from:

•	the unaudited historical consolidated statement of operations of Teradyne for the nine months ended September 28, 2008;

•	the unaudited historical condensed consolidated statement of operations of Nextest for the period December 30, 2007 to January 24, 2008; and

•	the unaudited historical condensed consolidated statements of net income of Eagle Test for the three fiscal quarters ended September 30, 2008.

The unaudited pro forma condensed combined balance sheet as of September 28, 2008 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of September 28, 2008; and

•	the audited historical consolidated balance sheet of Eagle Test as of September 30, 2008.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Eagle Test acquisition, the actual amounts recorded for the Eagle Test acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess purchase price over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized. Teradyne expects to finalize the purchase price allocation in the second quarter of fiscal 2009. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transactions. The nonrecurring charges resulting from the acquisition transactions include in-process research and development, fair value of acquired inventory and investment advisory and legal costs.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisitions and cash payments been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne, Eagle Test and Nextest included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

2. NEXTEST ACQUISITION

On January 24, 2008, Teradyne acquired all of the outstanding shares of Nextest, a publicly held company based in San Jose, California. Under the terms of the merger agreement, Nextest stockholders received $20.00 per share in cash for each Nextest share. In addition, outstanding Nextest stock options and restricted stock units were assumed by Teradyne and were converted into stock options to purchase, and restricted stock units representing, Teradyne common stock.

This acquisition has been accounted for as a business combination using purchase accounting. The total purchase price of $402.4 million was comprised of (in thousands):

Cash paid to acquire the outstanding common stock of Nextest	$367,801
Fair value of Nextest options and restricted stock assumed	28,480
Acquisition-related transaction costs	6,115

Total purchase price	$402,396

Purchase Price Allocation

The allocation of the total purchase price to Nextest’s net tangible and identifiable intangible assets was based on their estimated fair values as of January 24, 2008. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $402.4 million has been allocated as follows (in thousands):

Goodwill	$173,374
Other intangible assets	99,800
Tangible assets acquired and liabilities assumed:
Cash and cash equivalents	88,513
Other current assets	55,332
Non-current assets	16,306
Accounts payable and current liabilities	(26,487)
Other long-term liabilities	(5,542)
In-process research and development	1,100

Total purchase price	$402,396

Other intangible assets

Teradyne has estimated the fair value of other intangible assets using the income approach to value these identifiable intangible assets which are subject to amortization. Acquired intangible assets, other than goodwill, will be amortized on a straight-line basis over their estimated useful lives. The following table sets forth the components of these other intangible assets and their estimated useful lives at January 24, 2008 (in thousands):

	Fair Value	Estimated Useful Life (in years)
Developed technology	$53,600	5.8
Customer base	45,900	6.8
Trademarks	300	1.0

Total intangible assets	$99,800	6.2

Tangible assets and liabilities

Tangible assets were recorded at their respective carrying amounts, which approximates fair value, except for inventory. Teradyne increased Nextest’s historical net carrying amount of certain inventory by $4.3 million to reflect its fair market value. The property and equipment, net are recorded at the historical carrying value, which we believe approximates fair value.

Liabilities assumed have been recorded at their respective carrying amounts, which approximates fair value and the amount expected to be paid, except for deferred revenue and deferred rent. Deferred revenue and deferred rent were reduced by $7.4 million and $0.7 million, respectively, to reflect their fair values.

3. EAGLE TEST ACQUISITION

On November 14, 2008, Teradyne acquired all of the outstanding shares of Eagle Test, a publicly held company based in Buffalo Grove, Illinois. Under the terms of the merger agreement, Eagle Test stockholders received $15.65 per share in cash for each Eagle Test share. In addition, outstanding Eagle Test stock options were assumed by Teradyne and were converted into stock options to purchase Teradyne common stock.

This acquisition has been accounted for as a business combination using purchase accounting. The total purchase price of $374.4 million was comprised of (in thousands):

Cash paid to acquire the outstanding common stock of Eagle Test	$362,787
Fair value of Eagle Test options assumed	6,517
Acquisition-related transaction costs	5,092

Total purchase price	$374,396

Preliminary Purchase Price Allocation

The preliminary allocation of the total Eagle Test purchase price to all tangible and intangible assets acquired and liabilities assumed was based on their estimated fair value as of November 14, 2008. Adjustments to these estimates will be included in the final allocation of the purchase price of Eagle Test, which changes could be material. The purchase price allocation is preliminary pending the final determination of the fair value of certain assumed assets and liabilities and the completion of facility exit and restructuring plans. Teradyne expects to finalize the purchase price allocation in the second quarter of fiscal 2009. Accordingly, investors should not place undue reliance on these estimates. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $374.4 million has been allocated as follows (in thousands):

Goodwill	$93,655
Other intangible assets	102,400
Tangible assets acquired and liabilities assumed:
Cash, cash equivalents and short-term marketable securities	88,051
Other current assets	61,066
Non-current assets	45,275
Accounts payable and current liabilities	(14,487)
Other long-term liabilities	(2,064)
In-process research and development	500

Total preliminary purchase price	$374,396

Other intangible assets

Teradyne has estimated the fair value of other intangible assets using the income approach to value these identifiable intangible assets which are subject to amortization. These estimates are based on a preliminary valuation and are subject to change, which changes could be material. Acquired intangible assets, other than goodwill, will be amortized on a straight-line basis over their estimated useful lives. The following table sets forth the components of these other intangible assets and their estimated useful lives at November 14, 2008 (in thousands):

	Preliminary Fair Value	Estimated Useful Life (in years)
Developed technology	$49,600	6.0
Customer base	41,600	10.7
Trademarks	10,900	13.0
Customer backlog	300	0.5

Total intangible assets	$102,400	8.7

Tangible assets and liabilities

Tangible assets were recorded at their respective carrying amounts, which approximates fair value, except for inventory and property and equipment. Teradyne increased Eagle Test’s historical net carrying amount of certain inventory by $14.7 million in the pro forma condensed combined balance sheet to reflect its estimated fair value. Property and equipment are recorded at fair value.

Liabilities assumed have been recorded at their respective carrying amounts, which approximates fair value and the amount expected to be paid, except for deferred revenue. Deferred revenue has been reduced by $3.4 million in the pro forma condensed combined balance sheet to reflect its estimated fair value of $1.0 million.

4. HISTORICAL INFORMATION

Nextest’s unaudited historical financial statements for the period December 30, 2007 to January 24, 2008 and the four fiscal quarters ended December 29, 2007 are derived from Nextest’s historical financial statements. Nextest’s fiscal year ends on the last Saturday in June; and its historical results have been aligned to more closely conform to Teradyne’s December 31 fiscal year by adding the six-month period ended December 31, 2007 to its fiscal 2007 financial statements and deducting the six-month period ended December 23, 2006 therefrom.

Eagle Test’s historical financial statements as of September 30, 2008, for the three fiscal quarters ended September 30, 2008 and for the four fiscal quarters ended December 31, 2007 are derived from Eagle Test’s historical financial statements. Eagle Test’s fiscal year ends on September 30; and its historical results have been aligned to more closely conform to Teradyne’s December 31 fiscal year end by adding the three-month period ended December 31, 2007 to its fiscal 2007 statements and deducting the three-month period ended December 31, 2006 therefrom.

5. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet:

A. To give effect to (i) receipt of $100.0 million in aggregate principal amount under revolving line of credit, after deducting fees and expenses of approximately $2.8 million and (ii) cash payments of $362.8 million to acquire the shares of Eagle Test and pay estimated acquisition-related transaction costs of $5.1 million.

B. To increase the historical carrying value of Eagle Test inventories to the estimated selling prices less the cost of disposal and selling effort, including an appropriate return on sales effort.

C. To increase the historical carrying value of Eagle Test inventories to the estimated selling prices less the cost of disposal and selling effort, including an appropriate return on sales effort and to reclassify Eagle customer service inventory to property, plant and equipment; consistent with Teradyne’s accounting policy.

D. To adjust deferred taxes.

E. To reclassify Eagle Test customer service inventory to property, plant and equipment, consistent with Teradyne’s accounting policy.

F. To record Eagle Test preliminary purchase price allocation to goodwill and intangible assets as though the Eagle Test acquisition had occurred on the balance sheet date. The pro forma adjustment for goodwill differs from the amount shown in Note 3 as the result of different tangible net asset balances as of September 28, 2008 (the date of the unaudited pro forma condensed combined balance sheet) and November 14, 2008 (the date of the acquisition).

G. To record $2.8 million of fees and expenses related to revolving line of credit and reduce deferred taxes by $0.5 million.

H. To record preliminary acquisition-related liability of $4.2 million for estimated severance costs associated with Eagle Test employees.

I. To record fair value adjustment to Eagle Test’s deferred revenue.

J. To reflect the receipt of $100.0 million under revolving line of credit to finance a portion of the Eagle Test cash purchase price.

K. To record preliminary acquisition-related liability of $1.7 million for estimated lease exit costs associated with facilities leased by Eagle Test.

L. To record the following adjustments to shareholders’ equity (in thousands):

To record the fair value of Eagle Test’s options assumed in the acquisition	$6,517
To record the fair value of in-process research and development	(500)
To eliminate Eagle’s historical shareholders’ equity	(173,633)

Total adjustments to shareholders’ equity	$(167,616)

M. To exclude the nonrecurring selling and administrative charge of $1.4 million for investment advisory and legal costs incurred and expensed by Nextest as a direct result of the acquisition prior to the completion of the acquisition.

N. To record amortization of Nextest intangible assets acquired.

O. To record forgone interest income resulting from cash utilized in connection with the Nextest acquisition, based on actual cash paid for the acquisition and acquisition costs, and the historical interest rate earned on Teradyne’s cash, cash equivalents and marketable securities.

P. To record tax effects associated with the pro forma adjustments recorded in the condensed combined statements of operations.

Q. To record amortization of Eagle Test intangible assets acquired.

R. To record foregone interest income from cash used in connection with the Eagle Test acquisition based on (i) the amount to be paid for the Eagle Test shares and the related acquisition costs and (ii) net proceeds of $97.2 million from line of credit at the historical rate of interest earned on Teradyne’s cash, cash equivalents and marketable securities.

S. To reflect additional interest expense after giving effect to the receipt of $100.0 million under revolving line of credit. The adjustment assumes amortization of debt issuance costs on a straight-line basis over the line of credit’s 3 year term. Interest expense is based upon an interest rate of 5.5%. Each one-eighth change in the annual interest rate would result in a $0.1 million change in annual interest expense.

T. To eliminate Nextest shares acquired as part of the Nextest acquisition. Note that an adjustment has been made to give effect to the impact of assumed Nextest stock options and restricted stock units as they would have been dilutive.

U. To eliminate Eagle Test shares acquired as part of the Eagle Test acquisition. Note that an adjustment has been made to give effect to the impact of assumed Eagle Test stock options as they would have been dilutive.

V. To exclude the nonrecurring cost of revenue charge of $4.3 million to reflect acquired Nextest inventory at fair value.

W. To exclude the nonrecurring selling and administrative charge of $5.7 million for investment advisory and legal costs incurred and expensed by Nextest as a direct result of the acquisition prior to the completion of the acquisition.

X. To exclude the nonrecurring in-process research and development charge of $1.1 million related to the Nextest acquisition.

Y. To exclude the nonrecurring selling and administrative charge of $2.0 million for investment advisory and legal costs incurred and expensed by Eagle Test as a direct result of the acquisition prior to the completion of the acquisition.

Z. No adjustment made as the impact of potentially dilutive securities would be antidilutive.

6. NONRECURRING CHARGES

The pro forma condensed combined statements of operations for the nine months ended September 28, 2008 and the year ended December 31, 2007 do not reflect the impact on cost of revenues of $4.3 million to reflect Nextest acquired inventory at fair value or the impact on operating expenses of an in-process research and development expense of $1.1 million related to Nextest. The pro forma condensed combined statements of operations for the nine months ended September 28, 2008 and the year ended December 31, 2007 do not reflect the impact on selling and administrative expenses of investment advisory and legal costs of $5.7 million and $1.4 million, respectively, incurred and expensed by Nextest as a direct result of the acquisition prior to the acquisition. The pro forma condensed combined statements of operations for the nine months ended September 28, 2008 and for the year ended December 31, 2007, respectively, do not reflect the impact on cost of sales of $14.7 million to reflect acquired Eagle Test inventory at fair value and on operating expenses of an in-process research and development expense of $0.5 million related to Eagle Test. The pro forma condensed combined statements of operations for the nine months ended September 28, 2008 do not reflect the impact on selling and administrative expenses of investment advisory and legal costs of $2.0 million incurred and expensed by Eagle Test as a direct result of the acquisition prior to the acquisition. Under SEC rules and regulations relating to pro forma financial statements, these amounts are considered to be nonrecurring charges and are excluded from the pro forma statements of operations.